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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): August 11, 2006




                               THE BRINK'S COMPANY
             (Exact name of registrant as specified in its charter)


              Virginia                     1-9148                 54-1317776
              --------                     ------                 ----------
  (State or other jurisdiction    (Commission File Number)      (IRS Employer
         of incorporation)                                   Identification No.)

                               1801 Bayberry Court
                                 P. O. Box 18100
                             Richmond, VA 23226-8100
                            (Address and zip code of
                          principal executive offices)

       Registrant's telephone number, including area code: (804) 289-9600

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

          [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          [ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.   Entry into a Material Definitive Agreement

     On August 11, 2006, The Brink's Company (the "Company"), certain foreign subsidiary borrowers and certain domestic subsidiary guarantors entered into a $400 million, five-year, revolving, unsecured credit agreement (the "Agreement") with Wachovia Bank, National Association, as Administrative Agent, an Issuing Lender, Swingline Lender and a Revolving A Lender, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Syndication Agents and Revolving A Lenders, Bank of Toyko-Mitsubishi UFJ Trust Company, as Documentation Agent and a Revolving A Lender, and various other lenders. The new facility will be used to (i) refinance indebtedness under the Company's prior $400 million Credit Agreement, dated as of October 15, 2004 (the "Previous Agreement"), among the Company, certain subsidiary borrowers and guarantors and various agents and lenders and
(ii) finance working capital needs, capital expenditures, acquisitions permitted under the Agreement and other general corporate purposes. The Company and certain of its domestic subsidiaries guarantee payment of all obligations under the Agreement.

     The Company borrowed approximately $70.8 million (U.S. dollar equivalent) under the Agreement and used the proceeds to repay the aggregate principal amount outstanding under the Previous Agreement and to extend a loan to one of its subsidiaries for general corporate purposes. No early termination penalties were paid by the Company in respect of the termination of the Previous Agreement.

     The Agreement generally provides for revolving credit loans in multiple currencies at interest rates equal to the Eurocurrency Rate or the Alternate Base Rate (each as defined in the Agreement) plus a margin that varies depending upon the ratings assigned from time to time by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services to the Company's senior, unsecured long-term, non-credit-enhanced debt for borrowed money. The revolving credit facility has a $40,000,000 sublimit for swingline loans and such loans bear interest at the LIBOR Market Index Rate (as defined in the Agreement) plus a margin. The revolving credit facility also has a $300,000,000 sublimit for the issuance of letters of credit and fees are payable on letters of credit based upon the average daily undrawn amount of such letters of credit times (i) for performance letters of credit, 50% of the margin then in effect for loans at the Eurocurrency Rate and (ii) for financial letters of credit, the margin then in effect for loans at the Eurocurrency Rate. Fronting fees and customary charges of the issuing lender are also payable on letters of credit. The Agreement also includes a competitive bid process whereby lenders can bid for loans in multiple currencies at varying rates. Subject to the conditions stated in the Agreement, the Company may prepay and reborrow amounts under the facility at any time during the term of the Agreement. The Agreement permits the Company to increase the aggregate credit limit up to a maximum of $550 million under certain circumstances.


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     Pursuant to the  Agreement,  the Company  will pay (1) a facility  fee at a
rate   that   varies   with   the   Company's   senior,   unsecured   long-term,
non-credit-enhanced debt for borrowed money and is calculated on the aggregate amount of the commitments under the Agreement, whether used or unused, and (2) during any period in which more than 50% of the commitments from either Revolving A or Revolving B Lenders (as defined in the Agreement) are borrowed, an incremental utilization fee on the outstanding amount of loans.

     The Agreement contains representations, warranties, terms and conditions customary for transactions of this type. These include covenants limiting the Company's ability to (1) incur liens on its assets, (2) dispose of any Restricted Subsidiary (as defined in the Agreement), whether through a sale of the capital stock, dissolution, merger or sale of all or substantially all of the assets of such Restricted Subsidiary, (3) enter into certain transactions with affiliates, (4) make acquisitions, (5) enter into sale and leaseback transactions and (6) make certain investments. The Agreement also contains financial covenants that require the Company's Leverage Ratio (as defined in the Agreement) as of the end of each fiscal quarter not exceed 60% and the Company's Interest Coverage Ratio (as defined in the Agreement) as of the end of each fiscal quarter not be less than 3.00 to 1.00.

     The Agreement contains certain events of default, including (1) failure to pay principal, interest or any other amount owing on any other obligation under the Agreement when due, (2) material incorrectness of representations and warranties when made, (3) breach of covenants, (4) failure to pay principal or interest on any other debt that equals or exceeds $25 million when due, (5) default on any other debt that equals or exceeds $25 million that causes an acceleration of such debt, (6) occurrence of a Change of Control (as defined in the Agreement), (7) bankruptcy and insolvency and (8) entry by a court of one or more judgments against the Company or any of its Restricted Subsidiaries in the aggregate amount in excess of $25 million that remain unbonded, undischared or unstayed for a certain number of days after the entry thereof. If any event of default occurs and is not cured within applicable grace periods set forth in the Agreement or waived, all loans and other obligations could become due and immediately payable and the facility could be terminated.

     All amounts under the Agreement are due on the earliest of (1) August 11, 2011, the fifth anniversary of the closing date of August 11, 2006, (2) the date of termination specified by the Administrative Agent on behalf of the lenders upon the occurrence of any event of default under the Agreement or (3) the date of termination specified by the Company.

     The Company and its affiliates regularly engage many of the banks listed above, among others, to provide other banking services. All of these engagements are negotiated at arm's length.

     This description of the Agreement is not complete and is qualified in its entirety by reference to the entire Agreement, a copy of which is attached hereto as Exhibit 10(ee) and incorporated herein by reference. You are encouraged to read the Agreement.


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Item 1.02.   Termination of a Material Definitive Agreement.

     The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits

10(ee) $400,000,000 Credit Agreement, dated as of August 11, 2006, among The Brink's Company, as Parent Borrower, the subsidiary Borrowers referred to therein, certain of Parent Borrower's Subsidiaries, as Guarantors, Wachovia Bank, National Association, as Administrative Agent, an Issuing Lender, Swingline Lender and a Revolving A Lender, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Syndication Agents and Revolving A Lenders, Bank of Toyko-Mitsubishi UFJ Trust Company, as Documentation Agent and a Revolving A Lender, and various other lenders.


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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     THE BRINK'S COMPANY
                                     (Registrant)


Date:  August 11, 2006               By: /s/ Robert T. Ritter
                                         ----------------------------------
                                         Robert T. Ritter
                                         Vice President and Chief Financial
                                         Officer


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                                  EXHIBIT INDEX
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EXHIBIT             DESCRIPTION
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10(ee)              $400,000,000 Credit Agreement, dated as of August 11,  2006,
                    among  The  Brink's  Company,   as  Parent   Borrower,   the
                    subsidiary Borrowers referred to therein,  certain of Parent
                    Borrower's  Subsidiaries,  as  Guarantors,   Wachovia  Bank,
                    National Association, as Administrative Agent, an Issuing Lender, Swingline Lender and a Revolving A Lender, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Syndication Agents and Revolving A Lenders, Bank of Toyko-Mitsubishi UFJ Trust Company, as Documentation Agent and a Revolving A Lender, and various other lenders.


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